Exhibit 24.1

Power of Attorney

Know all by these presents, that the undersigned hereby constitutes and appoints each of Bryan C. Barksdale, Lauren A. Hurley, Shelly Heyduk, and Lake Grey signing singly and with full power of substitution and resubstitution, the undersigned’s true and lawful attorney-in-fact to:

1.	prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation of the SEC;

2.	act as an account administrator on the undersigned’s EDGAR account and to manage the undersigned’s EDGAR account;

3.	execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director or ten percent stockholder of YETI Holdings, Inc. (the “Issuer”), Forms 3, 4, and 5, including any amendments thereto, in accordance with Section 16(a) of the Exchange Act and the rules and regulations thereunder and any notice of proposed sale of securities on Form 144 to be filed with the SEC (collectively, the “Required Forms”);

4.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Required Form, including any amendments thereto, and timely file such Required Form with the SEC and any stock exchange or similar authority; and

5.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in- fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Issuer assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Required Forms with respect to the undersigned’s holdings of and transactions in securities issued by the Issuer, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of February 13, 2026.

/s/ Scott C. Bomar
Name: Scott C. Bomar

Signature Page to Power of Attorney